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                                                                    Exhibit 16.1
PRICEWATERHOUSECOOPERS LOGO


                                                     PRICEWATERHOUSECOOPERS LLP
                                                     1420 Fifth Avenue
                                                     Suite 1900
                                                     Seattle, WA 98101
                                                     Telephone (206) 398-3000
                                                     Facsimile (206) 398-3100


March 30, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Loudeye Corp. (copy attached), which we understand will be filed with the Commission pursuant to Regulation S-K Item 304 as part of the Company's Annual Report on Form 10-K for the year ended December 31, 2004 dated March 31, 2005. We agree with the statements concerning our Firm in such Annual Report on Form 10-K.

PricewaterhouseCoopers LLP makes no comment whatsoever on the current status of the material weaknesses identified or to any remedies applicable thereto.


Sincerely,



PricewaterhouseCoopers LLP